Press Release

                   For:  Dialysis Corporation of America

                         Address: 1344 Ashton Road
                         Hanover, Maryland 21076

                         Telephone: (410) 694-0500

                         Contact: Stephen W. Everett
                                  President

                           For Immediate Release

                     Dialysis Corporation of America
                                Announces
           The Completion of Georgia Facility Acquisition

Hanover, Maryland, April 22, 2002- Dialysis Corporation of America (NASDAQ-DCAI) announced the completion of its purchase of Ty Cobb Kidney Care, in Royston Georgia. The two-year-old Dialysis center has eighteen treatment stations, serving Royston, Georgia and surrounding communities. Royston is located in the northeastern part of the state.

President Stephen Everett commented "We continue to be pleased with our expansion efforts in the areas that we are serving, and are excited to have the professional team of caregivers in Royston join DCA. The acquisition of this facility, while differing from our historical practice of establishing de novo centers, is directly in line with the strategies we have developed for the managed growth of the Company."

Dialysis Corporation of America owns and operates freestanding kidney hemodialysis centers located in Pennsylvania, New Jersey, Georgia, and Ohio, and provides in-hospital dialysis on a contract basis to hospitals in the same states. The Company provides patients with their choice of a full range of quality in-center, acute or at-home hemodialysis services.

This release contains forward-looking statements that are subject to risks and uncertainties, including but not limited to, certain delays beyond the Company's control with respect to future business events, regulation of dialysis operations, government rate determination for Medicare reimbursement, the highly competitive environment in the operation and acquisition of dialysis centers, the ability to develop additional dialysis facilities, whether patient bases of our facilities can expand to provide profitability and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.